UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2004

Lifecore Biomedical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-4136	41-0948334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3515 Lyman Boulevard, Chaska, Minnesota		55318
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-368-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As previously disclosed by Lifecore Biomedical, Inc. (the "Company") in its proxy statement for the 2004 Annual Meeting of Shareholders to be held on November 11, 2004, the Board term of Mr. John C. Heinmiller will expire at the 2004 Annual Meeting of Shareholders. Mr. Heinmiller has decided not to stand for re-election to the Board of Directors in order to devote his attention to other business.
(d) On November 4, 2004, the Board of Directors of the Company elected a new director, Mr. Luther T. Griffith, to the Company’s Board of Directors. There are no arrangements or understandings between Mr. Griffith and any other persons pursuant to which Mr. Griffith was selected as a director. Mr. Griffith will serve on the Governance and Nominating Committee and as chair of the Audit Committee of the Company’s Board of Directors effective upon the date of Mr. Heinmiller’s resignation. Mr. Griffith does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Griffith had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
A press release, dated November 8, 2004, announcing Mr. Griffith’s election to the Company’s Board of Directors and the appointment of a new officer, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
The following exhibit is being filed with this Form 8-K:
99.1 Press release issued by Lifecore Biomedical, Inc. on November 8, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifecore Biomedical, Inc.

November 8, 2004	By:	Dennis J. Allingham

Name: Dennis J. Allingham
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Lifecore Biomedical, Inc. on November 8, 2004.